January 25, 2023

Roy Sookhoo

1504 Cereza Drive, SE

Rio Rancho, NM 87124

Dear Roy,

This letter will serve as an amendment to your original offer letter dated January 5, 2023. Itemized below are the proposed terms of our offer:

1.	Your start date has been changed to January 25, 2023. As Chief Operating Officer and a full time, permanent employee, your base salary will be $400,000.
2.	$20,000 worth of HCTI stock has been voided and replaced with 75,757 shares of HCTI stock at no cost, issued on the date the board approves. These stocks will be fully vested in the event HCTI terminates your employment within the first 12 months without cause. However, if you resign before 12 months, you will be entitled only to the stocks that are vested prior to the period.
3.	All other terms and conditions originally entered into and agreed upon remain in place.

Kindly indicate your receipt and acknowledgment by your electronic signature.

My Best Regards,

Thyagarajan Ramachandran	/s/ Thyagarajan Ramachandran	1/27/2023 | 10:36 CST
Chief Financial Officer

I Roy Sookhoo have read and understood the letter of offer and hereby accept your offer of employment.

Signature: /s/ Roy Sookhoo	Date: 1/27/203 | 08:34 PST